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                                                                    EXHIBIT 23.2

               [LETTERHEAD OF BLAKELY SOKOLOFF TAYLOR & ZAFMAN]

                                April 10, 2000

                 CONSENT OF BLAKELY, SOKOLOFF, TAYLOR & ZAFMAN
                 ---------------------------------------------

To Whom It May Concern:

As patent counsel for OmniVision Technologies, Inc., we hereby consent to the use of all references to our firm in or made a part of this registration statement, and in particular, the summarization of our opinion regarding Photobit Corporation's claims against OmniVision Technologies, Inc.


                                        Very truly yours,

                                        BLAKELY, SOKOLOFF, TAYLOR & ZAFMAN LLP

                                        /s/ Chun M. Ng
                                        Chun M. Ng